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                                                                     EXHIBIT 4.3

                           UNANIMOUS WRITTEN CONSENT
                         OF THE BOARD OF DIRECTORS OF
                                SOFTLINK, INC.
                             A NEVADA CORPORATION

                       Effective as of December 8, 1999


     The undersigned, constituting the Board of Directors of Softlink.com a Nevada corporation (the "Corporation"), acting pursuant to the authority vested in them by the Nevada Revised Statutes, hereby consent to and adopt the following resolutions:

                            1999 HOLIDAY BONUS PLAN
                            -----------------------

     WHEREAS, it is in the best interests of the Corporation to reward employees of the Corporation for their performance and to provide additional incentive to employees by providing increased interest in the Corporation's welfare through participation in the growth in value of the Corporation's common stock by implementing a 1999 holiday bonus plan.

     RESOLVED, that the issuance of an aggregate amount of 20,250 shares of common stock of the Corporation to employees of the Corporation is hereby authorized and approved.

     RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed, in the name and on behalf of the Corporation, to take such actions and execute such documents they deem necessary or appropriate for compliance with the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934, as amended.

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     IN WITNESS WHEREOF, the undersigned directors of the Corporation have executed this consent as of the date first written above.

                                      /s/ WILLIAM YUAN
                                     -------------------------------
                                     William Yuan, Director

                                      /s/ EDMUND T. LEUNG
                                     -------------------------------
                                     Edmund T. Leung, Director

                                      /s/ JOHNSON C. LEE
                                     -------------------------------
                                    Johnson C. Lee, Director

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